Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
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TravelCenters of America LLC

24601 Center Ridge Road

Westlake, Ohio 44145

Re:                             TravelCenters of America LLC

Rule 462(b) Registration Statement Relating to the Registration

Statement on Form S-1 (File No. 333-200462)

Ladies and Gentlemen:

We have acted as special counsel to TravelCenters of America LLC, a Delaware limited liability company (the “Company”), in connection with the public offering of $120,000,000 aggregate principal amount of the Company’s 8.00% Senior Notes due 2029 (the “Securities”) (or $138,000,000 aggregate principal amount if the Underwriters exercise their over-allotment option in full pursuant to the terms of the Underwriting Agreement), including $23,000,000 aggregate principal amount of additional 8.00% Senior Notes due 2029 (the “Additional Securities”), to be issued under the Indenture, dated as of January 15, 2013 (the “Base Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented and amended by a Second Supplemental Indenture establishing the terms of the Securities, proposed to be entered into between the Company and the Trustee substantially in the form filed as an exhibit to the Basic Registration Statement (as defined below) (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

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December 9, 2014

(a)                                 the registration statement on Form S-1 (File No. 333-200462) of the Company relating to the Securities filed on November 24, 2014 with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act, and Pre-Effective Amendment No. 1 and No. 2 thereto, filed with the Commission on December 4, 2014 and December 8, 2014, respectively, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the “Rules and Regulations,” and such registration statement, as so amended, being hereinafter referred to as the “Basic Registration Statement”);

(b)                                 the registration statement on Form S-1 of the Company relating to the Basic Registration Statement and the Additional Securities, to be filed with the Commission pursuant to Rule 462(b) under the Securities Act on the date hereof (such registration statement being hereinafter referred to as the “462(b) Registration Statement”)

(c)                                  the form of global certificate that will evidence the Securities (the “Note Certificate”) substantially in the form filed as an exhibit to the Basic Registration Statement;

(d)                                 an executed copy of the Base Indenture;

(e)                                  the Second Supplemental Indenture;

(f)                                   the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into between the Company and Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters to be named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities substantially in the form filed as an exhibit to the Basic Registration Statement.

(g)                                  a copy of the Company’s Certificate of Formation, certified by the Secretary of State of the State of Delaware as of December 2, 2014 and certified by the Executive Vice President and General Counsel of the Company as of the date hereof;

(h)                                 a copy of the Company’s Amended and Restated Limited Liability Company Agreement, dated as of January 31, 2007, as amended June 15, 2007, November 9, 2009, January 25, 2010, May 13, 2010, February 21, 2013 and May 20, 2013, by and among Hospitality Properties Trust, a Maryland real estate investment trust, together with any other Persons (as defined therein) who after January 31, 2007 became Shareholders (as defined therein) in the Company as provided therein (as so amended, the “LLC Agreement”), certified by the Executive Vice President and General Counsel of the Company as of the date hereof;

(i)                                     a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of the date hereof, certified by the Executive Vice President and General Counsel of the Company as of the date hereof; and

(j)                                    copies of certain resolutions of the Board of Directors of the Company adopted on January 7, 2013, November 21, 2014 and December 2, 2014, and copies of certain resolutions of the Pricing Committee of the Board of Directors of the Company adopted on December 9, 2014, each certified by the Executive Vice President and General Counsel of the Company as of the date hereof.

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December 9, 2014

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the Delaware Limited Liability Company Act (the “DLLCA”), (ii) the laws of the State of New York, and (iii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.

The Indenture and the Note Certificate are referred to herein together as the “Transaction Agreements.”

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when (i) the 462(b) Registration Statement has become effective under the Securities Act; (ii) an appropriate prospectus or term sheet with respect to the Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Second Supplemental Indenture has been duly authorized, executed and delivered by the Company and any other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary limited liability company action to approve the issuance, sale and terms of the Securities and related matters in conformity with the Indenture; (vi) the terms of the Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the LLC Agreement or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Note Certificate is issued in a form that complies with the provisions of the Indenture and is duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Additional Securities, when issued and sold or otherwise distributed in accordance with the Indenture and the

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Underwriting Agreement will be duly authorized by all requisite limited liability company action on the part of the Company under the DLLCA and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)                                 the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)                                 we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Agreements;

(c)                                  we do not express any opinion with respect to any law, rule or regulation that is applicable to a party to any of the Transaction Agreements or the transactions contemplated hereby solely because such law, rule or regulation is part of a regulatory regime applicable to such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d)                                 we have assumed that the Second Supplemental Indenture and the Note Certificate will be duly authorized, executed and delivered by the Company and the Trustee in substantially the form reviewed by us, and the Trustee’s certificate of authentication of the Note Certificate will have been manually signed by one of the Trustee’s authorized officers;

(e)                                  to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality; and

(f)                                   we have assumed that the LLC Agreement of the Company is the only limited liability company agreement as defined under the DLLCA of the Company.

In addition, in rendering the foregoing opinions we have assumed that:

(a)                                 except to the extent expressly set forth in the opinions contained herein, each of the Transaction Agreements constitutes the valid and binding obligation of each party to the Transaction Agreement, enforceable against such party in accordance with its terms;

(b)                                 neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities:  (i) conflicts or will conflict

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with the LLC Agreement, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined on Law); and

(c)                                  neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the 462(b) Registration Statement.  We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Basic Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP